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                                                                       Exhibit 2




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Phillips-Van Heusen Corporation Associates Investment Plan for Salaried Associates of our report dated June 25, 1999, with respect to the financial statements of the Phillips Van-Heusen Corporation Associates Investment Plan for Salaried Associates included in this Annual Report (Form 11-K) for the year ended December 31, 1998.


                                                           /s/ Ernst & Young LLP



New York, New York
June 25, 1999